Exhibit 99.02

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (1) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (C) UNLESS SOLD PURSUANT TO SECTION 4(a)(1) OR RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

REVOLVING LINE OF CREDIT NOTE

Principal Amount:	Up to $1,000,000 of which $339,906.00 has been advanced to-date
Interest Rate:	8% Simple Interest
Borrower:	Petrogress, Inc.
Lender:	Christos P. Traios

FOR VALUE RECEIVED, Petrogress, Inc. a Delaware corporation (“Borrower”) promises to pay to Christos P. Traios (the “Lender”), or to order of Lender in the event of any selling on or assignment, the principal sum of One Million Dollars ($1,000,000) or the aggregate unpaid principal amount of all advances made by Lender to Borrower pursuant to the terms of a Revolving Line of Credit Agreement (the “Loan Agreement”) of even date herewith, whichever is less, together with interest thereon from the date each advance is made until paid in full, at an interest rate of eight percent (8%) simple interest per annum (the “Interest Rate”).  Interest will be calculated on a basis of a 360-day year and charged for the actual number of days elapsed.

1. Maturity.   Unless otherwise accelerated pursuant to the Loan Agreement, the principal, any unpaid accrued interest and other charges and fee (the “Credit Line”), shall be due and payable twelve (12) months from the Effective Date (the “Maturity Date”).  Notwithstanding the foregoing, the entire unpaid principal sum of this Promissory Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the Event of Default as set forth in the Loan Agreement.

2. Renewal and Extension of Line of Credit.  Provided that Borrower is not in default under the Loan Agreement or this Line of Credit Note at the Maturity Date, and subject to the Lender’s right to demand conversion for interest payments set out in Section 7, the Borrower, at the Borrower’s option may extend and renew this Promissory Note for an additional term or terms of twelve (12) months.

3. Interest.  All sums advanced pursuant to this Agreement shall bear interest from the date each Advance is made until paid in full at an interest rate of eight percent (8%) simple interest per annum (the “Interest Rate”).  Interest will be calculated on a basis of a 360-day year and charged for the actual number of days elapsed with regard to each separate advance. Interest shall be due and payable every six (6) months, with payments due on the first business day six (6) months following the Effective Date (the “Interest Due Date”) and on the Maturity Date, and each successive iteration of such dates upon extension and renewal thereafter for so long as this Line of Credit Note is outstanding.

4. Default Interest.  Notwithstanding the foregoing, upon the occurrence of an Event of Default hereunder, the Interest Rate shall immediately increase to the lesser of eighteen percent (18%) or the highest rate allowable under applicable law, and shall continue at such rate, both before and after judgment, until the Credit Line has been repaid in full and all of Borrower’s other obligations to Lender hereunder have been fully paid and discharged.

5. Interest Payments; Repayment.  Subject to the extension and renewal provisions set out herein, interest on the then outstanding principal balance shall be payable on the Interest Due Date(s). Subject to the extension and renewal provisions of Paragraph 2, the entire unpaid principal balance, together with any unpaid accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date(s).  Subject to the provisions of Paragraph 7 hereof, payment shall be made to the Lender at such place as the Lender may, from time to time, designate in lawful money of the United States of America.  All payments received hereunder shall be applied as follows: first, to any late charge; second, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; third, to accrued interest; fourth, to principal; and fifth, the balance, if any, to such person entitled thereto; provided, however, upon occurrence of an Event of Default, a Lender may, in its discretion, change the priority of the application of payments as it deems appropriate.  Borrower may prepay principal and/or interest at any time without penalty.

6. Prepayment.  Borrower may pre-pay the sums due under this Line of Credit Note, in whole or in part, at any time and from time-to-time, without penalty or premium, subject to the requirements provided in the Loan Agreement.

7. Conversion and Maintenance of Reserve. Upon the Interest Due Date or Maturity Date, or any of them, regardless of any Event of Default, as set out in the Loan Agreement, the Lender may demand payment of any or all of the interest due on the principal amount by delivery of a number of common shares, effecting a conversion of outstanding debt represented by this Line of Credit Note to equity represented by common stock in the Company. In the Event of Default, and if the Borrower is unable or for any reason determines to not repay any amounts due in U.S. Currency or such other currency or, with the Lender’s consent, by delivery of any assets of the Company, the Lender may demand payment of any outstanding debt by such conversion. The conversion rate shall be at Par Value, $.001 per share. Except in the Event of a Default, in no instance shall the Lender convert amounts due such that it shall cause the Borrower to issue a number of shares constituting ten percent (10%) or more of the Company’s common shares. The Borrower shall maintain a reserve of shares sufficient to satisfy its obligation to issue shares upon a conversion demand by the Lender. The reserved shares shall not be issued except to the Lender under the provisions of this Line of Credit Note and the Loan Agreement

8. Default.  Upon and after the occurrence of an Event of Default (as set forth in the Loan Agreement) unless such Event of Default is waived as provided in the Loan Agreement, this Line of Credit Note may, at the option of Lender and without further demand, notice or legal process of any kind, be declared in default by Lender and shall immediately become, due and payable.

9. Waiver.  Demand, presentment, protest and notice of non-payment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower.  Subject to the terms of the Loan Agreement, Lender may extend the time of payment of this Line of Credit Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily liable hereon, or agree to any subordination of Borrower’s obligations hereunder without affecting or diminishing Lender’s right of recourse against Borrower, which right is hereby expressly reserved.

10. Transfer; Successors and Assigns.  At any time, and from time-to-time, the Lender may sell on, assign, pledge or otherwise transfer this Line of Credit Note, or any segregable portion including the accrued interest, to one or more accredited investors, as that term is defined in Rule 501 of Regulation D, in transactions exempt from the registration provisions of the Federal Securities Laws and any applicable state securities laws. Notwithstanding the foregoing, the Lender may not assign, pledge, or otherwise transfer this Line of Credit Note or rights to accrued interest without the prior written consent of the Borrower, which shall not be unreasonably withheld. With regards to the conversion rights set out in Paragraph 7, in no instances shall the Borrower be required to issue shares in payment of interest to a transferee such that the transferee would own 10% or more of the Borrower’s common shares. In the event of a transfer, the Lender shall surrender the original Line of Credit Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Borrower. Thereupon, a new note for the appropriate principal amount will be issued to, and registered in the name of, the transferee, and the Borrower will adjust its books to reflect the amount remaining due to the Lender. The terms and conditions of this Line of Credit Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Lender.

11. Governing Law. This Line of Credit Note shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

12. Notices. All notices, requests, demands and other communications under this Line of Credit Note, shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or within five (5) business days if mailed to the party to whom notice is to be given, by first-class mail, postage prepaid and properly addressed as follows:

If to the Borrower, addressed to:

Petrogress, Inc.

757 Third Ave., Suite 2110

New York, New York 10017

Tel: +1 212 376 5228

pgusa@petrogressinc.com

If to Lender, addressed to:

Christos P. Traios

10, Sp. Trikoupi Str.,

18538 Piraeus - Greece
Tel: +30 210 459 9741
Fax: +30 210 459 9744
pghellas@petrogres.com

Any notice mailed to any party hereunder will be deemed effective within five (5) business days of deposit in the United States mail.

13. Amendments and Waivers.  The terms of this Line of Credit Note may be amended only in writing signed by Borrower and Lender. This Line of Credit Note, together with the Loan Agreement, constitutes and contains the entire agreement between and among the parties regarding the subject matter hereof, and supersedes and replaces all prior agreements, promises and understandings, whether written or oral, proposed or otherwise, regarding the subject matter hereof.

14. Counterparts; Facsimile Signatures.  This Line of Credit Note may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.  Facsimile signatures shall be sufficient for execution of this Line of Credit Note.

15. Action to Collect on Note. If action is instituted to collect on this Line of Credit Note, the Borrower promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

16. Loss of Note. Upon receipt by the Borrower of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Line of Credit Note, or any note issued to a transferree exchanged for it, and indemnity satisfactory to the Borrower (in case of loss, theft or destruction) or surrender and cancellation of such Line of Credit Note (in the case of mutilation), the Borrower will make and deliver in lieu of such Line of Credit Note a new Note of like tenor.

IN WITNESS WHEREOF, this Promissory Note is executed as of July 13, 2017.

BORROWER

PETROGRESS, INC.

 /s/ Christos P. Traios

_______________________________________

By: Christos P. Traios, President and CEO